Albertsons Companies, Inc. Announces Pricing of Its
Senior Notes Offering

February 6, 2023 - Boise, ID - Albertsons Companies, Inc. (NYSE: ACI) (the “Company”) today announced the pricing of its private offering of $750 million aggregate principal amount of its 6.50% senior notes due 2028 (the “Notes”). The Company and its subsidiaries, Safeway Inc., New Albertsons L.P., Albertson’s LLC and Albertsons Safeway LLC, will be co-issuers of the Notes. The offering is expected to close on or about February 13, 2023, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering, together with cash on hand, to (i) repay in full all $750 million outstanding of its 3.5% senior notes due 2023 which are scheduled to mature on February 15, 2023 (the “Refinancing”) and (ii) pay fees and expenses related to the Refinancing and the issuance of the Notes.

The Notes were offered in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of December 3, 2022, the Company operated 2,270 retail food and drug stores with 1,720 pharmacies, 402 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 34 states and the District of Columbia with 24 banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2021, along with the Albertsons Companies Foundation, the Company contributed nearly $200 million in food and financial support, including approximately $40 million through our Nourishing Neighbors Program to ensure those living in our communities have enough to eat.

Important Notice Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our ability to consummate the offering of Notes, the intended use of proceeds thereof, other pending transactions, and other future events. They include statements which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as “outlook,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to numerous risks and uncertainties which are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating our forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the “Risk Factors” section or other sections in our reports filed with the SEC including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K.

For Investor Relations, contact investor-relations@albertsons.com
For Media Relations, contact media@albertsons.com